                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated March 15, 2000, amends the Agreement and Plan of Merger (the "Merger Agreement") dated February 22, 2000, by and among Great Plains Software, Inc., a Minnesota corporation ("Parent"), GPS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), FRx Software Corporation, a Delaware corporation (the "Company"), and Michael L. Rohan ("Rohan"). Merger Sub and the Company are sometimes collectively referred to as the "Constituent Corporations."

        WHEREAS, Parent, Merger Sub, the Company and Rohan entered into the Merger Agreement pursuant to which the Company will merge with and into Merger Sub;

        WHEREAS, the parties hereto deem it advisable to amend the Merger Agreement in certain respects, including, (i) to restructure the transaction so that the Company will merge with and into the Merger Sub; (ii) to provide that the holder of the Company's Class A Voting Stock, including shares of Series A Preferred Stock convertible into Class A Voting Stock, will receive a portion of the merger consideration in cash; and (iii) to provide that certain shareholders of the Company enter into noncompetition agreements with Parent as of the Effective Time; and

        WHEREAS, capitalized terms not otherwise defined herein shall have the meanings assigned to those terms in the Merger Agreement.

        NOW THEREFORE, the parties hereby agree as follows:

        1. The first Whereas clause of the Merger Agreement is hereby amended and restated in its entirety as follows:

        "WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their Stockholders that the Company be merged with and into the Merger Sub in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the terms of this Agreement, pursuant to which the Merger Sub will be the surviving corporation and will be a wholly owned subsidiary of Parent (the "Merger"); and"

        2. Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

                "1.01   THE MERGER. At the Effective Time (as defined in Section
1.03 hereof), subject to the terms and conditions of this Agreement and the Certificate of Merger (as defined in Section 1.03 hereof), the Company shall be merged with and into the Merger Sub, the separate existence of the Company shall cease, and the Merger Sub shall continue as the surviving


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corporation. The Merger Sub, in its capacity as the corporation surviving the
Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        3. Section 1.06(b) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                "(b)    The parties intend to adopt this Agreement and the
Merger as a tax-free plan of reorganization under Section 368(a) of the Code. The parties shall not take a position on any Tax Return inconsistent with this
Section 1.06(b). Neither Parent, Merger Sub nor the Company shall take any action at any time that could reasonably be expected to cause the Merger not to be treated as a "reorganization," within the meaning of Section 368(a) of the Code."

        4. Section 2.01 of the Merger Agreement is hereby amended and restated in its entirety as follows:

                "(a)    MERGER CONSIDERATION. Subject to adjustment as set forth
in Section 2.01(b) and Section 2.03(c), the aggregate consideration to be paid by Parent in the Merger shall be:

                        (i) With respect to the shares of the Company's Class A Voting Common Stock, including shares of Class A Common Stock issuable upon conversion of all shares of the Company's Series A Preferred Stock (the "Class A Common Stock"), $9,730,000 in cash plus 516,565 shares of common stock, $.01 par value, of Parent ("Parent Common Stock");

                                and

                        (ii) With respect to the shares of the Company's Class B Non Voting Common Stock (the "Class B Common Stock"), 294,148 shares of Parent Common Stock;

together defined as the "Merger Consideration."

                (b) POTENTIAL ADJUSTMENT TO MERGER CONSIDERATION RECEIVED BY CLASS B COMMON STOCK Holders. With respect to the Class B Common Stock only, the Merger Consideration issued pursuant to Section 2.01(a)(ii) shall be subject to adjustment, if any, based upon the 10 consecutive day trailing average closing price, as adjusted for stock splits, stock dividends and similar reorganizations, recapitalizations and the like (the "Average Price") of Parent Common Stock as reported by the Nasdaq National Market immediately preceding (the "Adjustment Date") the later to occur of (i) the date on which the registration statement relating to the Parent Common Stock issued pursuant to this Agreement is first declared effective by the SEC (as defined herein) or
(ii) the Closing Date as follows:

                        (i) If the Average Price on the Adjustment Date is equal to or greater than $60 per share but less than or equal to $65 per share, an


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


                                additional 6,360 shares of Parent Common Stock shall be issued, so that the Merger Consideration set forth in Section 2.01(a)(ii) shall be 300,508 shares of Parent Common Stock; or

                        (ii) If the Average Price on the Adjustment Date is less than $60 per share, an additional 11,508 shares of Parent Common Stock shall be issued, so that the Merger Consideration set forth in
                                Section 2.01(a)(ii) shall be 305,656 shares of Parent Common Stock; or

                        (iii) If the Average Price on the Adjustment Date is equal to or greater than $75 per share but less than $80 per share, the Merger Consideration set forth in Section 2.01(a)(ii) shall be 289,000 shares of Parent Common Stock; or

                        (iv) If the Average Price on the Adjustment Date is equal to or greater than $80 per share, the Merger Consideration set forth in Section 2.01(a)(ii) shall be 285,971 shares of the Parent Common Stock."

        5. Section 2.02(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

                "(a)    At the Effective Time, by virtue of the Merger and
without any action on the part of Parent, Merger Sub or the Company:

                (i)            each share of the Class A Common Stock,
                        including shares of Class A Common Stock issuable upon conversion of the Company's Series A Preferred Stock, that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and be converted into the right to receive upon surrender of certificates formerly representing shares of Class A Common Stock and Series A Preferred Stock, equal to the "Class A Conversion Ratio";

                (ii)           subject to adjustment pursuant to Section
                        2.01(b) and 2.03(c), each share of the Company's Class B Common Stock that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and be converted into the right to receive upon surrender of certificates formerly representing shares of Class B Common Stock, equal to the "Class B Conversion Ratio";

The "Class A Conversion Ratio" shall mean (i) with respect to Parent Common Stock received pursuant to Section 2.01(a)(i), the quotient obtained by dividing the Merger Consideration payable in Parent Common Stock pursuant to Section 2.01(a)(i) by the sum of the number of the shares of Class A Common Stock (assuming conversion of all outstanding Series A Preferred into shares of Class A Common Stock) issued and outstanding as of the Effective Time and (ii) with respect to the cash consideration payable pursuant to Section 2.01(a)(i) the quotient obtained by dividing the Merger Consideration payable in cash pursuant to
Section 2.01(a)(i), by the sum of the number of the shares of Class A Common Stock (assuming conversion of all outstanding Series A Preferred into shares of Class A Common Stock) issued and outstanding as of the Effective Time.

The "Class B Conversion Ratio" shall mean the quotient obtained by dividing the Merger Consideration payable pursuant to Section 2.01(a)(ii) by the sum of the number of the shares of Class B Common Stock issued and outstanding as of the Effective Time.

        6. Section 2.02(d) of the Merger Agreement is hereby deleted in its entirety.

        7. Section 2.03(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

        "(c)    In determining the Merger Consideration payable pursuant to
Section 2.01(a)(ii), the number of shares of Parent Common Stock shall be increased to the extent of the outstanding unexpired and unexercised options existing under the Company's 1996 Option Plan by dividing the aggregate exercise price with respect to such options by $70.

        8. Section 2.05(a) is hereby amended and restated in its entirety as follows:

                "(a)    DELIVERY PROCEDURES. At the Closing, the holders of
certificates evidencing outstanding shares of Company Capital Stock (the "Certificates") shall be entitled to receive in exchange therefore (i) certificates evidencing that number of shares of Parent Common Stock into which the shares formerly evidenced by such Certificates are to be converted in accordance with Section 2.02, (ii) any Cash Consideration to which such holder is entitled pursuant to Section 2.01(a), and (iii) if applicable, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(h). The Certificates so surrendered shall forthwith be canceled. On and after the Effective Date each Certificate, until surrendered for exchange, shall be deemed to evidence ownership of and to represent the Merger Consideration into which the holder's shares of Company Capital Stock shall have been converted. As soon as practicable after the Closing, Parent shall deliver to Rohan (the "Shareholder Representative") or its designee, certificates evidencing ownership of Parent Common Stock ("Parent Certificates"), the Cash Consideration and cash payments in lieu of fractional shares, if any, as provided in Section 2.02(h), for each holder of Company Capital Stock from whom Parent has received a Certificate and an executed Stockholder Certificate and Letter of Transmittal. The Shareholder Representative shall deliver the Parent Certificates, the Cash Consideration and cash in lieu of fractional shares, as the case may be, to the former stockholders of the Company as soon as practicable after receipt thereof from Parent. Parent Certificates, Cash Consideration and cash payments in lieu of fractional shares, as the case may be, from whom Parent has not received a Certificate and executed Stockholder Certificate and Letter of Transmittal at Closing shall be held by Parent and distributed to such holders after the Certificates and Stockholders Certificates and Letter of Transmittal have been received."


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

        9. Section 7.02(h) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                "(h)    NON-COMPETE AGREEMENTS WITH MICHAEL ROHAN; ROBERT ROHAN;
KEVIN BERENS AND RICK SCHLUETER. Parent and Rohan shall have entered into a Non-Compete Agreement in substantially the form attached as Exhibit D hereto. Each of Robert Rohan, Kevin Berens and Rick Schlueter shall have entered into a Non-Compete Agreement with Parent upon mutually agreeable terms and conditions."


        10. Section 7.03 of the Merger Agreement is hereby amended to add a new subsection (f) as follows:

                "(f)    NON-COMPETE AGREEMENTS WITH ROBERT ROHAN; KEVIN BERENS
AND RICK SCHLUETER. Each of Robert Rohan, Kevin Berens and Rick Schlueter shall have entered into a Non-Compete Agreement with Parent upon mutually agreeable terms and conditions."

        11. All other provisions of the Merger Agreement will remain in full force and effect as set forth in the Merger Agreement and are not affected in any way by this Amendment to Agreement and Plan of Merger


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




        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      GREAT PLAINS SOFTWARE, INC.


                                      By /s/ David M. O'Hara
                                         -------------------------------------
                                          Name: David M. O'Hara
                                          Title:  VP Business Development


                                      GPS ACQUISITION, INC.


                                      By /s/ David M. O'Hara
                                         -------------------------------------
                                          Name: David M. O'Hara
                                          Title:  VP Business Development


                                       FRX SOFTWARE CORPORATION


                                      By /s/ Michael Rohan
                                         -------------------------------------
                                          Name: Michael L. Rohan
                                          Title:  President and CEO


                                         /s/ Michael Rohan
                                         -------------------------------------
                                           MICHAEL L. ROHAN

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